FOR IMMEDIATE RELEASE

STOCKHOLDERS OF MCF CORPORATION APPROVE NAME CHANGE TO MERRIMAN CURHAN FORD GROUP, INC.

SAN FRANCISCO - May 14, 2008 - MCF Corporation (NASDAQ: MERR) announced today that stockholders have approved a proposal to change the company’s name to Merriman Curhan Ford Group, Inc. at the company’s annual meeting. The company will retain the ticker symbol “MERR” for its NASDAQ exchange listing.

“Our name change is an important step to call our company what our clients and employees know us as: Merriman Curhan Ford,” stated Jon Merriman, chief executive officer of Merriman Curhan Ford.

The name change will be effective on Tuesday, May 20, 2008. No change of stockholder certificates is required, and all current certificates in the name of MCF Corporation will remain valid for future transfers.

About MCF Corporation

MCF Corporation (NASDAQ: MERR) is a financial services holding company that provides investment research, capital markets services, corporate and venture services, investment banking, asset management and primary research through its operating subsidiaries, Merriman Curhan Ford & Co., MCF Asset Management, LLC and Panel Intelligence, LLC. MCF is focused on providing a full range of specialized and integrated services to institutional investors and corporate clients.

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-Q filed on May 6, 2008. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. The Form 10-Q filed on May 6, 2008, together with this press release and the financial information contained herein, is available on our website by going to www.mcfco.com and clicking on "Investor Relations."

* * *

At the Company: Christopher Aguilar General Counsel (415) 248-5634 ags@mcfco.com	Media Contact: Michael Mandelbaum Mandelbaum Partners (310) 785-0810 michael@mandelbaumpartners.com